                               DOCUMENTUM, INC.

                                 EXHIBIT 11.1

                   COMPUTATION OF EARNINGS PER COMMON SHARE
               (IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)

                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                        -------------------
                                                          1996      1995
                                                        --------- ---------
Net Income............................................. $   4,484 $   1,260
Primary Shares outstanding:
  Weighted average shares outstanding during the
   period..............................................    13,788     1,574
  Common stock equivalent shares.......................       959    11,360(1)
                                                        --------- ---------
                                                           14,747    12,934
                                                        ========= =========
Fully diluted shares outstanding:
  Weighted average shares outstanding during the
   period..............................................    13,788     1,574
  Common stock equivalent shares.......................       967    11,360(1)
                                                        --------- ---------
                                                           14,755    12,934
                                                        ========= =========
Primary net income per common stock and common stock
 equivalent share...................................... $     .30 $     .10
                                                        ========= =========
Fully diluted net income per common stock and common
 stock equivalent share................................ $     .30 $     .10
                                                        ========= =========

--------
(1) Pursuant to Securities and Exchange Commission staff accounting bulletins, common and common equivalent shares, options and warrants issued by the company during the twelve month period prior to the initial public offering have been included as if they were outstanding for all periods presented.